EXHIBIT 23.1             CONSENT OF Legal Counsel

1015 W. Hays	StreetTelephone: (208) 344-6633
P.O. Box 2128	Telecopier: (208) 344-0077
Boise, ID 83701-2128	email: ron@idahocable.com

December 18, 2002

Board of Directors
ARS Networks, Incorporated
100 Walnut Street
Champlain, NY  12929

 Re:       Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

            We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Sincerely,

/s/ Ronald L. Williams

Ronald L. Williams, P.C.
Attorney at Law
RLW/pmk